Exhibit 23.2

18012 Sky Park Circle, Suite 200 Irvine, California 92614 tel 949-852-1600 fax 949-852-1606 www.rjicpas.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form F-3 of our report dated March 29, 2023, relating to the consolidated financial statements of Versus Systems, Inc. as of and for the years ended December 31, 2022 and 2021 and consent to the reference to our Firm under the caption “Experts” on the Registration Statement.

/s/ Ramirez Jimenez International CPAs

Irvine, California

September 22, 2023